Exhibit 4.9


             INSTRUMENTS DEFINING THE RIGHTS OF
           SECURITY HOLDERS, INCLUDING INDENTURES


The Registrant has various long-term debt agreements which define the rights of the holders of the related debt securities of the Registrant. The Registrant agrees to furnish copies of any unfiled debt agreements to the Commission upon request.


                                        FLEMING COMPANIES, INC.
                                        (Registrant)

                                           NEAL RIDER

Date:    March 23, 2000                By  Neal Rider
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)